UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the registrant X

Filed by a party other than the registrant ☒

Check the appropriate box:

☒	Preliminary Information Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

x☒	Definitive Information Statement

LIGHT MANAGEMENT GROUP, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

X☒	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☒	Fee paid previously with preliminary materials.

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

February 6, 2007

Light Management Group, Inc.

1285 Bearing Blvd. No. 250

Sparks, NV  89434

Dear Shareholders,

Attached you will find Notice of a Special Meeting of Shareholders for LIGHT MANAGEMENT GROUP, Inc. (hereinafter the “Corporation”), which the Board of Directors has called for February 15, 2007, at 10:30 a.m., at 190 N. Canon Drive, Suite 420, Beverly Hills , CA  90210.

In connection with this upcoming meeting, I wanted to summarize recent developments in connection with the revitalization and reorganization of the Corporation.

As you are probably aware, the Corporation was suspended as a Corporation by the Nevada Secretary of State some time ago, and had remained “dormant”, in “default” and “abandoned” for a significant period of time, without assets, operations, activities, Directors, or Officers.

In 2006, one of the Corporation’s shareholders commenced a court proceeding in Nevada, to have me appointed as a Custodian for the suspended and abandoned Corporation.  In 2006, I was appointed pursuant to Nevada Revised Statutes 78.347(2) as Custodian of the Corporation and I became the sole director of the Board of Directors of the Corporation.  The court charged me with powers to take control of the Corporation, assume the position of Sole director, and oversee reorganization and revitalization of the Corporation into an active corporation in good standing under Nevada Law.

Acting as the new court sponsored Board under the Custodianship, I had the Corporation enter into various consulting contracts with various consultants and professionals, which were necessary in order to undertake and complete the work required to reorganize, reinstate, and revitalize the Corporation.

The Board authorized these consultants, among other things, to undertake a search in “all” counties in all 50 states for any and all uniform commercial codes security interests, lawsuits, liens, judgments, and other matters of record associated with the Corporation, to retain an outside accountant to bring current the financial statements of the Corporation and verify its financial status, to initiate and proceed through to conclusion with pleadings, filings, and legal work required of the Custodianship, in order to reinstate and bring current the Corporation’s filings with the Nevada Secretary of State, to assemble and reconstitute corporate books and records, and to assist the Corporation with other business, corporate, financial and legal matters associated with the reorganization and revitalization of the Corporation.

The above work has been recently completed.  I filed my Report with the court in November 2006, and was discharged as Custodian and approved by the court as the sole director of the Corporation.

After receipt of invoices covering the services rendered by the various consultants and professionals to revive, restructure, reorganize and reconstitute the Corporation, the Board directed the Corporation to issue  shares of restricted common stock of the Corporation to these consultants, in full payment and satisfaction of outstanding bills for services rendered and costs and fees advanced.

As you can see much has been accomplished.  Still much remains to be done, so that the Corporation can again begin to conduct business operations.

The Board has called this Special Shareholders meeting for the following purposes:

1.

To elect the sole director proposed by the board of directors;

2.

  To consider such other matters as may be properly brought before the special shareholders meeting, if any.

You will find enclosed a copy of the notice of shareholders meeting, along with a form of proxy which we would like you to use if you cannot attend.  The Proxy allows you to grant me your proxy, so I might vote for the various resolutions to be considered at the special shareholders meeting on your behalf.  The Board of Directors recommends a vote for each of these resolutions.

If you have further questions in connection with the enclosed notice, don’t hesitate to contact the Corporation’s outside legal counsel, Kenneth Eade 190 N. Canon Drive Suite 420 Beverly Hills, CA 90210

Very truly yours,

/s/ Mark Smith

LIGHT MANAGEMENT GROUP, Inc.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED TO SHAREHOLDERS ON MARCH 2, 2007.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Light Management Group, Inc.

190 N. Canon Drive, Suite 420

Beverly Hills, California 90210

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD

March 2, 2007

8:30 a.m. Pacific Time

______________________________

NOTICE IS HEREBY GIVEN, that a Special Meeting of Shareholders of Light Management Group, Inc., a Nevada corporation, has been set for March 2, 2007, at 190 N Canon Drive, Suite 420, Beverly Hills, California, to appove the election of directors for Light Management Group, Inc.,  and to transact such other business as may properly come before the Special Meeting and any adjournment thereof.

The Company has fixed the close of business on December 31, 2006, as the record date for the determination of Company shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

Mark Smith, President

March 2, 2007

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

LIGHT MANAGEMENT GROUP, INC.

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

I. INTRODUCTION

We are sending you this Information Statement to inform you of the authorization by a majority of the shareholders of our Common Stock and all of the shareholders of our Preferred Stock to approve the appointment of directors.

The appointment will become effective 20 calendar days after the mailing of this Information Statement. The board of directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders.

We are distributing this Information Statement to our stockholders in full satisfaction of any notice requirements we may have under the General Corporation Law of the State of Nevada. No additional action will be undertaken by us with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the General Corporation Law of the State of Nevada are afforded to our stockholders as a result of the adoption of these resolutions.

Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by us.

II. OUTSTANDING SHARES AND VOTING RIGHTS

The board of directors has fixed the close of business on December 31, 2006, as the record date for the determination of those holders of Light Management common stock entitled to receive notice of, and vote at, the Special Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Special Meeting. At the close of business on the record date, there were 60,300,153 common shares and 7,401,798 shares of preferred shares of Light Management.

 Our principal shareholders, Milagrosa Vista Corp. and Hipoteca Sevilla, Inc., own 35,000,000 shares of common stock and 1,935,000 shares of Celtron International, Inc., and 4,635,000 shares of Series B Preferred Stock, with voting rights of 50-1, which represents over 50% of the voting stock.  As a result, no vote or proxy is required by the stockholders to approve the adoption of the amendment.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the approval of the merger cannot take effect until at least 20 days after this Information Statement is sent to our stockholders.

III. PROPOSAL NUMBER ONE: ELECTION OF DIRECTORS

Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote. The candidates receiving the highest number of affirmative votes of the shares entitled to be voted will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the board of directors’ nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to each of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

Our Board of Director’s nominee to be reelected to the Board of Directors, is Mark Smith, who is currently serving as the sole director.  Shares represented by executed proxies will be voted, if authority is not withheld, for election of each of these nominees. If a nominee for any reason is unable or unwilling to serve, shares represented by executed proxies may be voted for a substitute nominee to be determined by our board of directors.

BIOGRAPHICAL INFORMATION FOR NOMINEES

NOMINEES FOR ELECTION

Mark Smith graduated in 1987 from the University of Nevada, Reno with Bachelor of Science degree in Business Administration, majoring in Finance.  Form there he began an accounting career with Newmont Gold Company, near Elko, NV, in 1988 where he performed project and cost/budget accounting functions.  Following his marriage in 1993, he moved to Atlanta, Georgia where he continued his accounting career in financial and activity based cost accounting with Blue Cross Blue Shield of Georgia (since bought by Wellpoint Healthcare).  In 1996, he returned to Elko where he worked for Independence Mining Company (now Queenstake Mining) as a staff accountant until mid 1997 with complete financial accounting/budgeting responsibility.  In 1998, he returned to the University of Nevada, Reno to pursue a second Bachelor of Science degree in Natural Resource Science majoring in Conservation Biology.  After completing this second degree in 2000, he briefly worked for the U.S. Forest Service, Carson Range District until early 2002 when he joined the Mule Deer Foundation, a national $3.5 million dollar per year, 501 (c) 3, not-for-profit organization, to perform the Chief Financial Officer function.  In the spring of 2005, he and his wife opened Savior Healthcare, an integrative, home-visitation medical care business for women and children.  Currently, he serves as his church’s Treasurer.

HOW ARE DIRECTORS COMPENSATED?

The directors receive no cash compensation for their services on our board or on any board committee.  All directors are reimbursed for any expenses in connection with their service on the board and its committees.

Director Nomination Procedures for 2007.    The nominating committee will consider director candidates recommended by stockholders for 2007. In considering candidates submitted by stockholders, the nominating committee will take into consideration the needs of the board and the qualifications of the candidate. The nominating committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the nominating committee, a stockholder must submit the recommendation in writing and must include the name of the stockholder and evidence of the person’s ownership of stock, including the number of shares owned and the length of time of ownership; and the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the company and the person’s consent to be named as a director if selected by the nominating committee and nominated by the board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at our corporate offices and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of our most recent annual meeting of stockholders.

The nominating committee believes that the minimum qualifications for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of the company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating committee examines a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, interpersonal skills and compatibility with the board, and independence from management and the company. The nominating committee also seeks to have the board represent a diversity of backgrounds and experience.

IV. PRINCIPAL SHAREHOLDERS; MANAGEMENT SHARE HOLDINGS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of , by each current director; each nominee for director, and executive officer of the Company; all directors and executive officers as a group; and each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

Name and Address	Number of Shares	Percentage Owned
Hipoteca Sevilla, Inc. 2920 N. Swan Road Tucson, AZ 85712	35,000,000 common 2,700,000 preferred B	55% of common 42% of preferred
Milagrosa Vista Corp. 2920 N. Swan Road Tucson, AZ 85712	1,935,000 preferred B	41% of preferred
Mark Smith 1285 Bearing Blvd. No. 250 Sparks, NV 89434	0	0%
Officers and directors as a Group	0	0%

•

V.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about November 8, 2006, the court of the State of Nevada for the county of Washoe, in a custodianship proceeding under Nevada Revised Statutes 78.347, approved the appointment of Mark Smith as director of the company, and discharged Mr. Smith as custodian.

On or about November 15, 2006, we issued 35,000,000 common shares to Hipoteca Sevilla, Inc. and 2,700,000 Preferred Series B shares to Hipoteca Sevilla, Inc. and 1,935,000 Preferred Series B shares to Milagrosa Vista Corp., in exchange for fees incurred by the company for accounting and legal expenses, reinstatement fees to the state of Nevada and resident agent’s fees paid by Milagrosa and Hipoteca and for services performed by Hipoteca and Milagrosa for the custodian in custodianship proceedings, in reliance upon Section 4(2) of the Securities Act of 1933, to sophisticated investors with access to all financial and corporate records.

VI.  COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission. Directors, executive officers and persons who own more than 10% of our Common Stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2007 fiscal year our directors, executive officers and persons who own more than 10% of our Common Stock complied with all Section 16(a) filing requirements, except that the filings were made late.

VII. OTHER BUSINESS

No business, other than as set forth herein, is expected to come before the Special Meeting. Should any other matter requiring a vote of the shareholders arise, including any question related to any adjournment of the meeting, the persons named in the enclosed Proxy will vote thereon according to their best judgment and in the best interests of the Company and its shareholders.

VIII. SHAREHOLDER PROPOSALS

Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the next Annual Meeting of Shareholders must be received by the Company by December 31, 2007. The proposal will be presented at the Special Meeting, and included in the Company's Information Statement, and related proxy solicitation materials, for the Company's next Annual Meeting of Shareholders.

IX.  OTHER MATTERS

Except as set forth above, as of the date of this Information Statement, the Board knows of no other matters other than those described in this Information Statement, which have been approved or considered by the holders of a majority of the shares of our voting stock.

Only one Information Statement is being delivered to multiple security holders sharing an address.  If you are a security holder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE MERGER, PLEASE CONTACT:

MARK SMITH, PRESIDENT

LIGHT MANAGEMENT GROUP, INC.

1285 Bearing Road, No. 250

Sparks, NV 89484

406-667-2332

BY ORDER OF THE BOARD OF DIRECTORS,

Mark Smith

----------------------------------------------

Mark Smith, President

February 6, 2007